Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Bonanza Creek Energy, Inc.
Denver, Colorado

We hereby consent to the references to Cawley, Gillespie & Associates, to the inclusion of our estimates of reserves contained in our reports entitled “Evaluation, Bonanza Creek Energy, Inc. Interests, Various States, Proved Reserves, As of January 1, 2011” and “Evaluation, Bonanza Creek Energy Operating Company Interests, Various States, Proved Reserves, As of January 1, 2010” and to the specific references to Cawley, Gillespie & Associates as the independent petroleum engineering firm in the Registration Statement on Form S-1 (the Registration Statement) to be filed with the United States Securities and Exchange Commission in June 2011. We further consent to the inclusion of our letter reports dated February 10, 2011 and June 29, 2010 as appendices to the Registration Statement.

Yours truly,

CAWLEY, GILLESPIE & ASSOCIATES

J. Zane Meekins, P.E.
Senior Vice President

Fort Worth, Texas
June 2, 2011